UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

October 11, 2012

Date of Report (Date of earliest event reported)

LIGHTPATH TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27548	86-0708398
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2603 Challenger Tech Court, Suite 100

Orlando, Florida 32826

(Address of principal executive office, including zip code)

(407) 382-4003

(Registrant’s telephone number, including area code)

LightPath Technologies, Inc.

Form 8-K

Item 1.01.    Execution of a material definitive agreement outside the ordinary course of business

The Registrant issued a Press Release on October 11, 2012 announcing the GRADIUM® technology license to Hubei, New HuaGuang Information Materials Company, Ltd. (NHG). A copy of the Press Release is attached as Exhibit 99.1 to this Report.

Item 9.01.    Financial Statements and Exhibits

Press Releases on October 11, 2012 (furnished herewith).

Memorandum of Understanding dated September 19, 2012 (furnished herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed in its behalf by the undersigned, thereunto duly authorized.

LIGHTPATH TECHNOLOGIES, INC.

Dated: October 11, 2012	By:	/s/ Dorothy M. Cipolla
Dorothy M. Cipolla, CFO

Exhibit Index

Exhibit No.	Description

EX-99.1	Press Release issued on October 11, 2012, GRADIUM® technology license to Hubei, New HuaGuang Information Materials Company, Ltd. (NHG)

EX-10.1	Memorandum of Understanding dated September 19, 2012